Exhibit 99.2

ADDITIONAL INFORMATION

The name and present principal occupation or employment of each director and executive officer of, and each person controlling, of each Reporting Person is set forth below. The business address of each person named below is 1012 Springfield Avenue, Mountainside, New Jersey 07092. Each natural person named below is a citizen of the United States of America. During the last five years, no person name below has been convicted in a criminal proceeding or been a party to a civil proceeding, in either case of the type specified in Items 2(d) or (e) of Schedule 13D. No person named below is the direct beneficial owner of any shares of Common Stock of MICT, but each may be deemed the indirect beneficial owner of the same number and percentage of shares of Common Stock of MICT as the other Reporting Persons through their positions with each Reporting Person that is not a natural person.

YA II PN, Ltd.

Name	Title	Principal Occupation
Mark Angelo	Director	Managing Investments
Matthew Beckman	Director	Managing Investments
David Gonzalez	Director	Managing Investments
Thomas Gallagher	Director	Attorney

Yorkville Advisors Global II, LLC

Name	Title	Principal Occupation
Mark Angelo	President and Managing Member	Managing Investments
Matthew Beckman	Managing Member	Managing Investments
David Gonzalez	General Counsel and Managing Member	Managing Investments
Troy Rillo	Senior Managing Director and Chief Compliance Officer	Managing Investments
Ed Schinik	Chief Financial Officer and Chief Operating Officer	Managing Investments

YA II GP II, LLC

Name	Title	Principal Occupation
Mark Angelo	President and Managing Member	Managing Investments
Matthew Beckman	Managing Member	Managing Investments
David Gonzalez	General Counsel and Managing Member	Managing Investments

D-Beta One EQ, Ltd.

Name	Title	Principal Occupation
Mark Angelo	Director	Managing Investments
Matthew Beckman	Director	Managing Investments
David Gonzalez	Director	Managing Investments

D-Beta One Blocker EQ, Ltd.

Name	Title	Principal Occupation
Mark Angelo	Director	Managing Investments
Matthew Beckman	Director	Managing Investments
David Gonzalez	Director	Managing Investments

Delta Beta Advisors, LLC

Name	Title	Principal Occupation
Mark Angelo	President and Managing Member	Managing Investments
Matthew Beckman	Managing Member	Managing Investments
David Gonzalez	General Counsel and Managing Member	Managing Investments
Troy Rillo	Senior Managing Director and Chief Compliance Officer	Managing Investments
Ed Schinik	Chief Financial Officer and Chief Operating Officer	Managing Investments

D-Beta One GP, LLC

Name	Title	Principal Occupation
Mark Angelo	President and Managing Member	Managing Investments
Matthew Beckman	Managing Member	Managing Investments
David Gonzalez	General Counsel and Managing Member	Managing Investments